UROMED CORPORATION


Exhibit No. 11.  Statement Re: Computation of Net Loss Per Share


                                                 Three Months Ended
                                                       March 31,
                                             -------------------------
                                                1996           1995
                                             -----------   -----------

Net loss                                     $(3,138,572)  $(2,400,930)
                                             ===========   ===========
Net Loss Per Share:

Weighted average shares outstanding:
   Common stock                               23,981,379    20,765,519
                                             -----------   -----------
Total weighted average shares outstanding     23,981,379    20,765,519
                                             ===========   ===========
Net loss per share                           $      (.13)  $      (.12)
                                             ===========   ===========
